Exhibit 10.7

FIRST AMENDMENT TO THE

ALBEMARLE CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

In accordance with Section 13 of the Albemarle Corporation Directors’ Deferred Compensation Plan (As Amended and Restated Effective November 17, 2004) (the “Plan”), the Plan is hereby amended as follows:

1. Section 2(i) of the Plan is amended to add the following at the end thereof:

“Effective for amounts payable on or after January 1, 2007, Compensation shall also mean Stock Compensation for the Deferral Year.”

2. Section 2 of the Plan is further amended to designate current paragraph (x) as paragraph (aa) instead, and to insert the following new paragraphs (x), (y) and (z) to read as follows:

“(x) Section 409A means Section 409A of the Code and any and all regulations and rulings issued thereunder.

(y) Stock Compensation means shares awarded to a Director for a Deferral Year, under the Stock Compensation Plan.

(z) Stock Compensation Plan means the 2006 Stock Compensation Plan for Non-Employee Directors of Albemarle Corporation.”

3. Section 4(b) of the Plan is amended to add the following at the end thereof:

“Effective for Stock Compensation payable on or after January 1, 2007, a Director may also elect on his or her Deferral Election Form, on or before the Election Date, to defer the receipt of all or part of his or her Stock Compensation for the Deferral Year.”

4. Section 4(c) of the Plan is amended to insert the following immediately prior to the last sentence thereof:

“A Participant’s deferral of Stock Compensation shall only be deferred as a Deferred Stock Benefit.”

5. Section 7(a) of the Plan is amended to add the following at the end thereof:

“A Participant’s Deferred Stock Benefit attributable to Stock Compensation is credited to the Participant’s Deferred Stock Account as the number of shares of Common Stock awarded under the Stock Compensation Plan.”

6. Section 8(b) of the Plan is amended to add the following new paragraph at the end thereof:

“Participants may make a new Distribution Election as to the time and/or form of payment, without regard to the last sentence of the preceding paragraph, provided that (i) such Participant has not commenced payment of his or her Deferred Benefit, (ii) such new Election is made no later than December 31, 2006, and (iii) such new Election does not affect payments that the Participant would otherwise receive in 2006 or cause payments to be made in 2006. Effective January 1, 2007, Participants may also make a new Distribution Election as to the time and/or form of payment, without regard to the last sentence of the preceding paragraph, provided that (i) such Participant has not commenced payment of his or her Deferred Benefit, (ii) such new Election is made no later than December 31, 2007, and (iii) such new Election does not affect payments that the Participant would otherwise receive in 2007 or cause payments to be made in 2007. This paragraph is intended to comply with, and shall be administered in accordance with, the special transition rule provided for in Q&A-19(c) of IRS Notice 2005-1, Notice 2006-79, and other applicable provisions of the rules and regulations issued under Section 409A of the Code.”

7. Section 8(c) of the plan is amended to add the following at the end thereof:

“Notwithstanding any of the foregoing, no requests for a different distribution schedule shall be honored, and no Administrator discretion shall be exercised, to the extent such actions would violate Section 409A.”

8. Section 9 of the Plan is amended to add a new paragraph (e) to read as follows:

“(e) In addition to any other restrictions set forth in this Section 9, all accelerated distributions of Deferred Benefits are subject to the restrictions and provisions of section 409A.”

9. A new Section 18 is added to the Plan to read as follows:

“SECTION 409A COMPLIANCE. Notwithstanding any other provision of this Plan, it is intended that all deferrals made under this Plan on and after January 1, 2005 shall satisfy the provisions of Section 409A, and this Plan shall be interpreted and administered, as necessary, to comply with such provisions.”

10. The provisions of paragraphs 6-9 of this First Amendment shall be effective as of January 1, 2005.

11. The provisions of paragraphs 1-5 of this First Amendment shall be effective as of December 1, 2006.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer and with its seal affixed, has caused these presents to be signed as of this 13th day of December, 2006, pursuant to the approval of the Board of Directors at its meeting on December 13, 2006.

ALBEMARLE CORPORATION

By:	/s/ Jack P. Harsh

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